Exhibit 99.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Legend International Holdings, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael C. Tay, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: July 24, 2003                               /s/ Michael C. Tay
                                                  -----------------------------
                                                  Michael C. Tay
                                                  Chief Executive Officer and
                                                  Chief Financial Officer


       A signed original of this written statement required by Section 906 has been provided to Legend International Holdings, Inc., and will be retained by Legend International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.